UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 13, 2013

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2013, the board of directors (the “Board”) of HCC Insurance Holdings, Inc. (the “Company”), upon recommendation of the nominating and corporate governance committee of the Board, adopted the Third Amended & Restated Bylaws of the Company (the “Amended Bylaws”).  The Amended Bylaws became effective immediately upon adoption by the Board and provides that in an uncontested election, directors will be elected by the vote of the majority of the votes cast and, in a contested election, directors will be elected by the vote of a plurality of the votes cast.  If a director, in an uncontested election, does not receive a majority vote, such director will serve as a holdover director until the earliest of (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board appoints an individual (which individual may be such holdover director) to fill the office held by such director; or (c) the date of such director’s resignation.

The foregoing does not constitute a complete summary of the terms of the Amended Bylaws.  The description of the Amended Bylaws is qualified in its entirety by reference to such document.  A copy of the Amended Bylaws is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 3.1 and is incorporated herein in its entirety by reference thereto.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Annual Incentive Awards

On March 13, 2013, the Board, upon the recommendation of the compensation committee of the Board (the “Compensation Committee”), approved the actual amounts to be paid to certain executive officers, including our named executive officers (i.e. — those executive officers for whom disclosure was required in the Company’s 2012 Proxy Statement), as 2012 annual incentive awards made under the Company’s 2008 Flexible Incentive Plan (the “2008 FIP”), as follows:

Named Executive Officer	2012 Annual Incentive Award

Christopher J.B. Williams	$1,700,000
John N. Molbeck, Jr.	$5,500,000
Brad T. Irick	$750,000
Barry J. Cook	$961,620	(1)
Craig J. Kelbel	$1,200,000

On March 14, 2013, the Compensation Committee adopted the following compensation-related decisions regarding the Company’s named executive officers:

2013 Executive Compensation Program

The Compensation Committee adopted a new executive compensation program (the “Executive Compensation Program”) for 2013 intended to (i) more effectively attract, retain and motivate executive officers, (ii) provide a more predictable structure for executive compensation, (iii) provide a greater percentage of an executive officer’s compensation through grants of equity.  The Executive Compensation Program consists of the following elements:

Base Salary

Each executive officer’s base salary is set in accordance with the terms of his or her employment agreement and generally does not vary during the term of such agreement.

Annual Incentive Award

Each executive officer’s target annual incentive award (“Target Award”) is expressed as a percentage of his or her base salary.  The actual annual incentive award may vary between 0% and 200% of the Target Award based (i) 70% upon the Company’s achievement of certain financial performance measures and (ii) 30% upon the executive officer’s achievement of individual goals.  Performance with respect to each goal is graded as follows (targets for financial metrics shown in parentheses):

(1)  Converted from British pounds sterling using an exchange rate of 1.551.

Performance Level	Grade	% of Target Earned
Unacceptable	0	0%
Threshold (Minimum)	1	50%
Meets Expectations (Target)	2	100%
Exceeds Expectations	3	150%
Outstanding (Maximum)	4	200%

The weighted average of all grades results in an actual award of between 0% and 200% of the Target Award.  No annual incentive awards will be granted in a given year if the Company’s Earnings Before Tax for such year is less than 50% of the Company’s Earnings Before Tax for the preceding year.  In no case will an executive officer’s annual incentive award exceed the percentage of the Company’s Earnings Before Tax designated by the Compensation Committee when the Target Award is established.  Annual incentive awards are performance-based awards under the 2008 FIP.

Annual Equity Award

Each executive officer will be eligible to receive an annual grant of time-vesting restricted stock and performance-vesting restricted stock in an amount expressed as a percentage of his or her base salary.  Time-vesting restricted stock will vest, assuming continued employment, ratably over a 3-year period.  Performance-vesting restricted stock will vest, assuming continued employment, on the third anniversary of the grant date based (i) 50% upon the Company’s achievement of specified levels of Operating Return on Equity over a 3-year performance period and (ii) 50% upon the Company’s Total Shareholder Return as compared to the Company’s peer group over the same performance period.  See “2013 Annual Equity Awards” below for additional information regarding the terms of annual equity awards.

Because the Company has historically awarded equity on an ad-hoc basis for merit or promotion and not on an annual basis, recent awards of equity will be considered when determining the value of annual equity awards.  An executive officer who received an equity award in 2011 will have his or her 2013 annual equity award reduced by approximately 1/3 of the value of the 2011 award.  An executive officer who received an equity award in 2012 will have his or her 2013 and 2014 annual equity awards reduced by approximately 1/3 of the value of the 2012 award.

2013 Annual Incentive Award Targets

The Compensation Committee established Targets for 2013 annual incentive awards to certain executive officers, including the named executive officers, under the Executive Compensation Program, as follows:

Named Executive Officer	2013 Annual Incentive Award Target (% of Base Salary)	2013 Annual Incentive Award Maximum (% of EBT)

Christopher J.B. Williams	300%	1.00%
Brad T. Irick	80%	0.25%
Barry J. Cook	80%	0.25%
Craig J. Kelbel	80%	0.30%

The actual amount paid as an annual incentive award for 2013 may differ from the 2013 Target Award and will reflect the Company’s performance with respect to Operating Return on Equity, Net Investment Income and GAAP Combined Ratio, as well as an executive officer’s achievement of his or her individual goals.

2013 Annual Equity Awards

The Compensation Committee approved annual equity awards to certain executive officers, including the named executive officers, of (i) time-vesting restricted stock and (ii) performance-vesting restricted stock under the Executive Compensation Program, as follows:

Named Executive	Time-Vesting Restricted Stock		Performance-Vesting Restricted Stock
Officer(2)	(% of Base Salary)	(# of Shares)	(% of Base Salary)	(# of Shares)

Brad T. Irick	—	—	20%	2,676

Time-Vesting Restricted Stock

In connection with the adoption of the Executive Compensation Program and the equity awards described above, the Company will enter into a Time-Vesting Restricted Stock Award Agreement (in the form filed herewith, the “Time RS Agreement”) with each awardee of time-vesting restricted stock.  Each award of time-vesting restricted stock will vest, assuming continued employment, 1/3 on March 14, 2014, 1/3 on March 14, 2015, and 1/3 on March 14, 2016.  Upon the termination of an awardee’s employment with the Company by reason of death, disability, involuntary termination without cause or upon a change in control, the entire award of time-vesting restricted stock shall fully vest. Dividends are payable on the time-vesting restricted stock prior to vesting.

The foregoing does not constitute a complete summary of the terms of the Time RS Agreement.  The description of the terms of the Time RS Agreement is qualified in its entirety by reference to such agreement.  A copy of the form of Time RS Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein in its entirety by reference thereto.

Performance-Vesting Restricted Stock

In connection with the adoption of the Executive Compensation Program and the equity awards described above, the Company will enter into a Performance-Vesting Restricted Stock Award Agreement (in the form filed herewith, the “Performance RS Agreement”) with each awardee of performance-vesting restricted stock.  Each award of performance-vesting restricted stock will vest, assuming continued employment, on March 14, 2016.  The actual number of shares of stock that vest on such date will be equal to the number of shares granted multiplied by the sum of the ROE Performance Factor and the TSR Performance Factor. “ROE Performance Factor” means, if the cumulative Operating Return on Equity for the period from January 1, 2013 through December 31, 2015 (the “Performance Period”) is (i) less than 8.0%, zero percent (0%), (ii) greater than or equal to 8.0%, but less than 10.0%, [12.5% + 37.5%*((ROE-8.0%)/2.0%)], (iii) equal to 9.4%, fifty percent (50%), (iv) greater than 10.0%, but less than 12.0%, [50.0% + 50.0%*((ROE-10.0%)/2.0%)], and (v) greater than or equal to 12.0%, one hundred percent (100%). “TSR Performance Factor” means the performance factor listed opposite the Company’s Peer Group Rank for the Performance Period in the following table:

Peer Group Rank (by TSR)	TSR Performance Factor
1	100.0%
2	87.5%
3	75.0%
4	62.5%
5	50.0%
6	37.5%
7	25.0%
8	12.5%
9	0.0%
10	0.0%

Upon the termination of an awardee’s employment with the Company by reason of death, disability or involuntary termination without cause, performance-vesting restricted stock in an amount equal to (i) the target number of shares granted multiplied (ii)(A) the number of full calendar month between March 14, 2013 and the termination event, divided by (B) 36, shall vest on March 14, 2016.  Upon a change in control the target number shares granted will immediately vest.  Dividends are not payable on the performance-vesting restricted stock prior to vesting.

(2)  Christopher J.B. Williams did not receive an annual equity award because of the Company’s agreement on May 15, 2012 not to award Mr. Williams any additional equity prior to the end of 2013.  Barry J. Cook did not receive an annual equity award because he received a significant performance-vesting equity award in 2012.  Craig J. Kelbel did not receive an annual equity award because the performance period for any performance-vesting restricted stock would extend beyond the January 31, 2015 expiration of Mr. Kelbel’s current employment agreement, at which time it is anticipated that he will retire.

The foregoing does not constitute a complete summary of the terms of the Performance RS Agreement.  The description of the terms of the Performance RS Agreement is qualified in its entirety by reference to such agreement.  A copy of the form of Performance RS Agreement is attached to this Current Report as Exhibit 10.2 and is incorporated herein in its entirety by reference thereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Exhibit
3.1	Third Amended and Restated Bylaws of HCC Insurance Holdings, Inc.

10.1	Form of Time-Vesting Restricted Stock Award Agreement (executive officers)

10.2	Form of Performance-Vesting Restricted Stock Award Agreement (executive officers)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  March 18, 2013